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                                                                    EXHIBIT 23.1

                               KYLE L. TINGLE, CPA




To Whom It May Concern:                                           March 18, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of March 18, 2002 accompanying the audited financial statements of Magnolia Ventures, Inc., as of December 31, 2001 and 2000, and the related statements of income, stockholders' equity, and cash flows for the years then ended, and the period June 13, 1994 (inception) through December 31, 2001, in the Form 10KSB with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/ Kyle L. Tingle


Kyle L. Tingle, CPA, LLC



P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net